Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis - November 2005

Series	2003-2	*
Deal Size	$500 MM
Expected Maturity	04/17/06

Yield		13.58%
Less:	Coupon	5.79%
	Servicing Fee	0.83%
	Net Credit Losses	2.62%
Excess Spread:
	November-05	4.34%
	October-05	0.56%
	September-05	4.47%
Three month Average Excess Spread		3.12%
Delinquency:
	30 to 59 days	1.66%
	60 to 89 days	1.05%
	90 + days	2.13%
	Total	4.84%
Principal Payment Rate		10.06%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.